EXHIBIT 10.7

SHENZHEN YALE VIDEO TECHNOLOGY CO. LTD.

Employment Contract

Party A (Employer)

Name: Shenzhen Yeller Audio & Video Technology Co., Limited

Address: NO.809,Building 9, Southern Commercial Complex, ShenYeShangCheng, Huanggang Road, Futian District, Shenzhen City

Legal Representative: HUANG, XianSheng

Contact Number: 0755-8280 1865

Party B (Employee)

Name: RAO, HanBiao

Gender: Male

ID card NO. : 44522319771291814

Address: NO.28,ShangXiPu Village,XiaJiaShan Town,PuNing, Guang Dong

Contact Number: 13612994838

In accordance with the Labor Law of the People’s Republic of China (hereinafter referred to as the Labor Law) and other relevant laws and regulations, A and B shall abide by the principles of legality, fairness, equality, willingness, consensus and good faith, sign this contract and jointly abide by the provisions of this contract.

I. Duration of the contract

1.	Party A and Party B agree to fix the term of this Contract in the following manner.

a)	Fixed term: From March / 10 / 2020 /to March / 10 / 2023 .
b)	No fixed period: From ___/ ___/ ___/ to ___/ ___/ ___.

2.	Probationary period (2) Months.

II. Title and Location

1.	The position of this job is Sales Engineer .
2.	The working location is Shenzhen .

III. Working hours, rest and vacation

1.	Party A and Party B agree to determine the working hours as follows: 6 days per week, no more than 40 hours.
2.	If Party A needs to extend working hours due to production and operation, it shall be executed in accordance with Article 41 of the Labor Law.
3.	Party B shall have statutory holidays, marriage leave, maternity leave, funeral leave and other holidays according to the rule of the law.
4.	Party B’s other rest and leave arrangements shall be carried out in accordance with the company’s rules and regulations.

IV. Salary

Party A formulates the salary distribution system according to law and informs Party B.

1.	Monthly salary is RMB 2800 Yuan . Monthly salary for probationary period is RMB 2400 Yuan .
2.	Party A shall pay monthly salary on the 10th of each month. Party A shall pay Party B salary at least once a month in monetary form.

3.	If Party A arranges for Party B to extend working hours or work overtime on rest days or statutory holidays, it shall pay overtime wages in accordance with the Labor Law and the Regulations on the Payment of Wages in Guangdong Province, except that Party B is scheduled to work overtime on rest days.

V. Social insurance and welfare benefits

Party B shall participate in social insurance and pay social insurance premiums in accordance with the relevant regulations of the state and provinces and municipalities. Party B shall enjoy the corresponding social insurance benefits according to the rule of the law.

VI. Labor protection, working conditions and protection against occupational hazards

Party A shall implement the relevant work, rest, leave and labor protection regulations of the state and provinces and municipalities, and provide Party B with labor safety and health facilities and working conditions in accordance with the regulations of the State.

VII. REGULATIONS

1.	Party A shall inform Party B of the rules and regulations formulated in accordance with the law.
2.	Party B shall abide by the relevant laws and regulations of the state and provinces and cities and the rules and regulations formulated by Party A according to law, complete the work tasks on time, improve the vocational skills, and abide by the safe operation rules and professional ethics.
3.	Party B shall conscientiously abide by the relevant regulations of the state and provincial and municipal family planning.

VIII. Contract changes

Party A and Party B may change the contract by consensus by writing. Each party holds one copy of the revised contract.

IX. Termination and termination of contracts

1.	Party A and Party B may terminate the contract by consensus.
2.	Party B may terminate the labor contract by notifying Party A in writing 30 days in advance; Party B may terminate the labor contract by notifying Party A three days in advance during the probation period.
3.	Party A may notify Party A to terminate the labor contract under any of the following circumstances:

a)	Failing to provide labor protection or working conditions as stipulated in the labor contract;
b)	Failure to pay remuneration for work in full and on time;
c)	Laws and administrative regulations stipulate that Party B may terminate the labor contract in other circumstances.

4.	If Party A forces Party B to work by means of violence, threat or illegal restriction of personal freedom, or if Party A directs or orders risky operations in violation of regulations to endanger Party B’s personal safety, Party B may immediately terminate the labor contract without prior notice to Party A.
5.	Party B may terminate the labor contract under any of the following circumstances:

a)	If the trial period is proved not to meet the employment conditions;
b)	Serious violation of Party A’s rules and regulations;
c)	Serious dereliction of duty, malpractice for personal gain, causing significant damage to Party A;
d)	Party B shall establish labor relations with other employing units at the same time, which will have a serious impact on the completion of the work tasks of the unit, or refuse to make corrections upon the proposal of Party A;

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e)	If Party B, by means of fraud, coercion or taking advantage of the danger of others, causes Party A to conclude or change this contract against the true meaning, resulting in the invalidity of the labor contract;

f)	investigated for criminal responsibility according to law.

6.	In any of the following cases, Party A may terminate the labor contract after notifying Party B in writing 30 days in advance or paying Party B an additional monthly salary:

a)	If Party B is ill or not injured by work, it can not engage in the original work after the expiration of the prescribed medical treatment, nor can it engage in the work separately arranged by Party A;
b)	If Party B is not competent for the job and is still unable to do the job after training or adjusting the position;
c)	The labor contract was concluded on the basis of a major change in the objective circumstances, resulting in the labor contract can not be fulfilled, after consultation between the two parties, failed to reach agreement on the change of the content of the labor contract.

7.	The employment contract is terminated if:

a)	The employment contract expires;
b)	Party B begins to enjoy basic old-age insurance treatment according to the law;
c)	Party B dies or is declared dead or missing by a people’s court;
d)	If Party A is declared bankrupt according to the law;
e)	Where Party A has been revoked its business license, ordered to close, revoked or Party A decided to dissolve it in advance;
f)	Other circumstances prescribed by laws and administrative regulations.

X. ECONOMIC COMPENSATION

If both parties terminate this contract, the standard of payment of economic compensation shall be carried out in accordance with the employment contract Law and the relevant provisions of the state and provinces and municipalities. If Party A shall pay compensations to Party B according to the law, it shall be paid when Party B completes the transfer of work.

XI. Procedures for Termination of the Contracts

If both parties terminate this contract, Party B shall, as agreed by both parties, handle the formalities such as transfer of work. Party A shall issue a written certificate to Party B in accordance with the law and handle the formalities for the transfer of archives and social insurance relations for Party B within 15 days.

XII. Dispute resolution

If a labor dispute arises between Party A and Party B, it shall be settled through consultation first. If consultation fails, it may seek settlement from the union of the unit or apply to the labor dispute mediation committee of the unit for mediation; it may also apply directly to the labor dispute arbitration commission for arbitration. If there is no objection to the arbitral award, both parties must perform it; if they are not satisfied with the arbitral award, they may bring a suit in a people’s court.

XIII. Other matters considered necessary by the Parties:

1.	After Party B is employed by Party A, Party A may arrange Party B’s work position, work place and working hours according to the needs of the work.
2.	If Party B fails to provide three certificates (ID card, academic certificate, floating population family planning certificate) in time (within 1 month of entry), this contract shall be considered invalid.

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3.	Party B shall ensure the authenticity of personal data and documents, if any false as breach of contract, the contract is invalid, no financial compensation.
4.	The following documents are stipulated as an annex to this contract and are used in conjunction with this contract.

a. Rules and regulations of our company.

b. Salary management system of our company.

5.	Compensation for work on statutory holidays and rest days due to the special working conditions of the industry:

a. As soon as possible according to the work needs of the overall arrangement of recuperation.

b. Overtime pay shall be paid in accordance with the laws and regulations of the state and the corresponding regulations of Party A.

XIV. OTHER

1.	If the matters not covered by this contract or the terms of the contract conflict with the provisions of the existing laws and regulations, they shall be executed in accordance with the existing laws and regulations.
2.	This contract shall take effect from the date of signature and seal of both parties, and shall be invalid if altered or signed without written authorization.
3.	This contract is made in two copies, each party holds one copy.

Party A :(seal)

Contract Representative: (Signature)

Date:

Party B :(Signature)

Date:

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